As filed with the Securities and Exchange Commission on May 5, 2011
Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NetLogic Microsystems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0455244
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3975 Freedom Circle
Santa Clara, CA 95054
(408) 454-3000
(Address of Principal Executive Offices) (Zip Code)

2008 New Employee Inducement Incentive Plan
 (Full Title of the Plans)

Ronald S. Jankov
President and Chief Executive Officer
NetLogic Microsystems, Inc.
3975 Freedom Circle
Santa Clara, CA 95054
(Name and Address of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share To be issued upon exercise of options and for other awards of common stock granted under the 2008 New Employee Inducement Incentive Plan (1)	400,000	$40.33(3)	$16,132,000	$1,872.93

(1)
Represents additional shares reserved for issuance upon exercise of stock options and other awards of common stock granted under the Registrant’s 2008 New Employee Inducement Incentive Plan (the “2008 Plan”) to new employees as a new hire inducement pursuant to Rule 5635(c)(4) of the NASDAQ Stock Market Listing Rules.  Shares issuable pursuant to the 2008 Plan were previously registered on the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on April 17, 2008 (Commission File No. 333-150294) and October 30, 2009 (Commission File No. 333-162765), which Registration Statements are incorporated by reference.

(2)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act. Maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The Registrant incorporates by reference into this Registration Statement the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April 17, 2008 (Commission File No. 333-150294) and October 30, 2009 (Commission File No. 333-162765), in accordance with General Instruction E to Form S-8.

The following additional documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1.	The Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 16, 2011;

2.	The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed on May 2, 2011;

3.	The Current Reports on Form 8-K, filed on March 22, 2011 and April 8, 2011; and

4.
The description of the capital stock of the Registrant contained in the Registration Statement on Form S-3 filed on May 10, 2006, as amended and declared effective on June 5, 2006 (Commission File No. 333-133946).

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California on May 5, 2011.

NETLOGIC MICROSYSTEMS, INC.

By:	/s/ Michael Tate
Michael Tate Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Ronald S. Jankov and Michael Tate, with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agents to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Jankov	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2011
Ronald Jankov

/s/ Michael Tate	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2011
Michael Tate

/s/ Leonard Perham	Director	May 5, 2011
Leonard Perham

/s/ Norman Godinho	Director	May 5, 2011
Norman Godinho

/s/ Alan Krock	Director	May 5, 2011
Alan Krock

/s/ Douglas Broyles	Director	May 5, 2011
Douglas Broyles

/s/ Steve Domenik	Director	May 5, 2011
Steve Domenik

/s/ Marvin Burkett	Director	May 5, 2011
Marvin Burkett

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Specimen common stock certificate (1)

4.2	Rights Agreement by and between the registrant and Wells Fargo Bank, National Association, dated July 7, 2004 (2)

4.5	2008 New Employee Inducement Incentive Plan (3)

4.6	Form of New Employee Stock Option Agreement (4)

4.7	Form of New Employee Restricted Stock Unit Agreement (5)

5.1	Opinion of Bingham McCutchen LLP *

10.1	Form of Indemnity Agreement (6)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*	Filed herewith.

(1)
Incorporated by reference to the same-numbered exhibit to Amendment No. 3 to Form S-1 (Registration No. 333-114549) filed by the Registrant with the Securities and Exchange Commission as of June 21, 2004.

(2)	Incorporated by reference to Exhibit 99(i) to Form 8-A (Registration No. 000-50838) filed by the registrant with the Securities and Exchange Commission as of July 8, 2004.

(3)	Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K for the year ended December 31, 2007 filed by the registrant with the SEC on March 14, 2008.

(4)	Incorporated by reference to Exhibit 10.23 to the Form S-8 (Registration No. 333-143303) filed by the registrant with the SEC on of May 25, 2007.

(5)	Incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K for the year ended December 31, 2007 filed by the registrant with the SEC on March 14, 2008.

(6)	Incorporated by reference to Exhibit 10.4 to Form S-1 (Registration No. 333-114549) filed by the Registrant with the Securities and Exchange Commission as of April 16, 2004.